Exhibit 10.2
AMENDMENT TO THE
HEALTHCARE TRUST OF AMERICA, INC.
2006 INDEPENDENT DIRECTORS COMPENSATION PLAN, AS AMENDED
     This Amendment to the 2006 Independent Directors Compensation Plan, as amended (the “Plan”) is effective February 24, 2011.
     WHEREAS, Healthcare Trust of America, Inc. (the “Company”) adopted the Plan for the purposes set forth therein; and
     WHEREAS, pursuant to Article 7 of the Plan, the Board of Directors of the Company has the right to amend the Plan with respect to certain matters; and
     WHEREAS, the Board of Directors of the Company approved and authorized the changes reflected in this Amendment to the Plan on February 24, 2011;
     NOW, THEREFORE, the Plan is hereby amended in the following particulars:
     By deleting the definition of “Equity Incentive Plan” in Section 2.1 in its entirety and replacing it with the following:
     “Equity Incentive Plan” means the Healthcare Trust of America, Inc. Amended and Restated 2006 Incentive Plan, or any subsequent equity compensation plan designated as the Equity Incentive Plan for purposes of this Plan.”
All other provisions of the Plan shall remain the same.
     IN WITNESS WHEREOF, Healthcare Trust of America, Inc., by a duly authorized officer, has executed this Amendment to the Plan, effective as of the date set forth above.

HEALTHCARE TRUST OF AMERICA, INC.
By:	/s/ Kellie S. Pruitt
Kellie S. Pruitt
Chief Financial Officer, Secretary and Treasurer